                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)
Filed by the Registrant      [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement            [   ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                SOLAR-MATES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)  Title of each class of securities to which transaction applies:

           --------------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:

           --------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:
                                                            -------------------

       5)  Total fee paid:
                           ----------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1)  Amount previously paid:
                                   --------------------------------------------

       2)  Form, Schedule or Registration Statement no.:
                                                        -----------------------

       3)  Filing Party:
                         ------------------------------------------------------
       4)  Date Filed:
                      ---------------------------------------------------------

                                SOLAR-MATES, INC.
                             _______________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                __________, 1997

                             _______________________

     A Special Meeting of Shareholders of Solar-Mates, Inc. (the "Company") will be held at __________________________ at 10:00 A.M. on ________________, 1997,
for the following purposes:

     1. To approve the issuance of (i) shares of the Company's common stock, $.001 par value ("Common Stock"), issuable (a) upon conversion of 7,500 outstanding shares of Series A 6.5% Convertible Preferred Stock, $.001 par value (the "Series A Shares"), which shares were issued by the Company pursuant to a private offshore offering in October 1996, and are convertible, subject to such approval, into shares of Common Stock at a per share conversion price equal to the stated value per share of $1,000, divided by the lower of $5.50 and 80% of the average (the "Discounted Average") market price of the Common Stock for the ten consecutive trading days ending three days prior to the giving of a notice of conversion, and (b) upon exercise of an outstanding Series A Warrant of the Company to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $5.5625 per share and an outstanding Series D Warrant of the Company to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $5.50 per share, which Warrants were issued in connection with the issuance of the Series A Shares; (ii) 7,500 shares of Series B 6% Convertible Preferred Stock, $.001 par value (the "Series B Shares"), and 7,500 shares of Series C 6% Convertible Preferred Stock, $.001 par value (the "Series C Shares"), which shares are issuable upon consummation of the "Serengeti Acquisition," as described herein, and are convertible into shares of Common Stock at a per share conversion price equal to the stated value per share of $1,000, divided by the lower of the Discounted Average and, in the case of the Series B Shares, $6.75 and, in the case of the Series C Shares, $8.25; and
          (iii) a Series B Warrant of the Company and a Series C Warrant of the Company, each of which entitles the holder thereof to purchase up to an aggregate of 300,000 shares of Common Stock, at an exercise price of $7.50 per share in the case of the Series B Warrant and $10.00 per share in the case of the Series C Warrant, which Warrants are issuable in connection with the issuance of the Series B Shares and the Series C Shares. The terms of such preferred shares and warrants contain customary anti-dilution provisions.

     2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Solar-Mates, Inc." to "Serengeti Eyewear, Inc."

     3. To approve an amendment to the Solar-Mates, Inc. 1995 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 450,000 shares to 1,500,000 shares.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record at the close of business on ________________ are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                   By Order of the Board of Directors,



                                   MILTON NEVITT
                                   SECRETARY

________________, 1997

                                SOLAR-MATES, INC.
                            _________________________

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               ____________, 1997

                            _________________________


     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Solar-Mates, Inc. (the "Company") of proxies and voting instructions in the accompanying form for use at the Special Meeting of Shareholders to be held at _______________________________ at 10:00 A.M. on
____________, 1997, and at all adjournments thereof.

     The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposal set forth in the notice attached to this proxy statement. Any shareholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting.

     Shareholders of record at the close of business on ______________ will be entitled to one vote for each share then held. As of such record date, there were 2,384,000 shares of the Company's Common Stock ("Common Stock") outstanding. As of such date, the Company also had outstanding 7,500 of its Series A Shares (as defined), which are not listed on any national securities exchange or automated dealer quotation system, and are not, in accordance with their terms, entitled to vote with respect to any of the proposals set forth in the notice attached to this proxy statement.

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders will constitute a quorum for the transaction of business at the meeting. Approval of each matter will require the affirmative vote of a majority of the votes cast thereon. On all matters to come before the meeting, abstentions and non-votes will not be considered as votes cast, and will be considered only for purposes of determining whether a quorum is present at the meeting.

     Stephen Nevitt, Milton Nevitt and Michael J. Guccione, each of whom is a director and executive officer of the Company, and the Nevitt Family Trust and The Feldman Family Limited Partnership together possess beneficially approximately 50.1% of the aggregate votes that may be cast at the meeting. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of such shareholders alone is sufficient to approve each of the proposals to be submitted to the shareholders at the meeting. Such shareholders have agreed to vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

     The existing shareholders of the Company are not entitled to dissenters' rights of appraisal in connection with any of the proposals. The cost of soliciting proxies will be borne by the Company.

     The principal executive offices of the Company are at 8125 25th Court East, Sarasota, Florida 34243. This proxy statement and the form of proxy are being mailed to shareholders on or about _______________, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 16, 1996 with respect to the beneficial ownership of shares of Common Stock by (i) any shareholder known by the Company to beneficially own more than five percent of such Common Stock, (ii) the Company's directors and executive officers and (iii) the directors and executive officers of the Company as a group. Except as otherwise indicated, the address of each beneficial owner is the same as the Company. The table does not include the shares issuable upon conversion of any of the Preferred Shares, which Preferred Shares generally are not entitled to vote, as such conversions may not be effected without the shareholder approval to which this proxy statement relates. The 7,500 outstanding Series A Shares are held of record by RBB Bank Aktiengesellschaft ("RBB"), whose principal offices are located at Burgring 16, 8010 Graz, Austria.

NAME AND ADDRESS                             AMOUNT
OF BENEFICIAL OWNER                   BENEFICIALLY OWNED   OWNERSHIP PERCENTAGE

Nevitt Family Trust(1)                    506,103                 21.2%

Milton Nevitt                             278,781                 11.7%

Stephen Nevitt                          1,419,193(2)(3)(4)        46.5%

Michael J. Guccione                       175,188(4)(5)            7.2%

David B. Newman
    c/o Cooperman Levitt Winikoff
      Lester & Newman, P.C.
    800 Third Avenue
    New York, New York 10022              530,163(2)(4)(6)        22.0%

John R. Clarke                            200,000(7)               7.7%
    1725 Lazy River Lane
    Dunwoody, Georgia 30350

Directors and executive officers
    as a group (five persons)           1,897,222                 60.9%
_______________________
(1) The indicated trust (the "Trust") was created pursuant to a Trust Agreement, dated as of September 11, 1992, between Milton Nevitt, as grantor, and Stephen Nevitt and David B. Newman, as trustees. Such trustees have the sole power to vote the shares held by the Trust. The children of Milton Nevitt, including Stephen Nevitt, are the beneficiaries under the Trust.
(2) Includes 506,103 shares held by the Trust, for which such beneficial owner acts as trustee.
(3) Includes 665,232 shares issuable upon exercise of options granted pursuant to the Solar-Mates, Inc. 1995 Stock Option Plan (the "Plan"), 600,000 of which are exercisable at $8.32 per share, 42,384 of which are exercisable at $5.20 per share and 22,848 of which are exercisable at $4.72 per share. 475,000 of such options are subject to the approval by the shareholders of the amendment to the Plan to which this proxy statement relates.
(4) Does not include those shares issuable upon the exercise of options granted pursuant to the Plan which are not exercisable within 60 days.
(5) Includes 42,384 shares issuable upon exercise of options granted pursuant to the Plan which are exercisable at $4.72 per share.
(6) Includes 24,060 shares issuable upon exercise of options granted pursuant to the Plan which are exercisable at $9.15 per share.
(7) Represents shares issuable upon the exercise of the Series D Warrant (as defined).

                     FINANCING OF THE SERENGETI ACQUISITION

BACKGROUND

     On October 4, 1996, the Company issued 7,500 shares of its Series A 6.5% Convertible Preferred Stock, $.001 par value (the "Series A Shares"), to RBB, a banking institution whose principal offices are located in Austria, in a private offshore offering pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). RBB purchased the Series A Shares for a purchase price equal to their aggregate stated value of $7.5 million. The purpose of such investment is to fund, in part, the acquisition (the "Serengeti Acquisition") by the Company of certain of the assets of the Serengeti Eyeware division ("Serengeti") of Corning Incorporated used in the design, manufacture and distribution of Serengeti brand sunglasses.

     Pursuant to an Agreement of Purchase and Sale, dated as of October 29, 1996, between the Company and Corning Incorporated, the Company has agreed to purchase the Serengeti assets for a purchase price of $27.5 million. RBB has agreed to purchase, concurrently with the closing of the Serengeti Acquisition, 7,500 shares of the Company's Series B 6% Convertible Preferred Stock, $.001 par value (the "Series B Shares"), and 7,500 of the Company's Series C 6% Convertible Preferred Stock, $.001 par value (the "Series C Shares"; together with the Series A Shares and the Series B Shares, the "Preferred Shares"), for a purchase price equal to their aggregate stated value of $15.0 million. The proceeds to the Company from the sale of the Preferred Shares are estimated to be approximately $20.9 million (net of commissions and the estimated expenses of such sale). The Company intends to apply such net proceeds to the Serengeti Acquisition purchase price. The Company intends to finance the remainder of such purchase price and related costs and expenses with borrowings under its proposed New Credit Facility (as defined). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     Concurrently with the issuance of the Series A Shares, the Company also issued to RBB a Series A Warrant of the Company (the "Series A Warrant") to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $5.5625 per share. The Series A Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002. In addition, the Company has agreed to issue to RBB, concurrently with the issuance of the Series B Shares and the Series C Shares, a Series B Warrant of the Company (the "Series B Warrant") and a Series C Warrant of the Company (the "Series C Warrant"), each of which will entitle RBB to purchase up to an aggregate of 300,000 shares of Common Stock at a per share exercise price of (i) $7.50 with respect to the Series B Warrant and (ii) $10.00 with respect to the Series C Warrant. Each of the Series B Warrant and the Series C Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002.

     The Company has also issued, as part of the commission payable to a third party in connection with the sale of the Series A Shares, a Series D Warrant of the Company (the "Series D Warrant"; together with the Series A Warrant, the Series B Warrant and the Series C Warrant, the "Warrants") to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $5.50 per share. The Series D Warrant is immediately exercisable and expires on or prior to September 30, 2001.

SHAREHOLDER APPROVAL REQUIRED

     In accordance with the corporate governance rules of the National Association of Securities Dealers, Inc. relating to issuers listed on The Nasdaq National Market, such as the Company, shareholder approval is required for non-public offerings involving the issuance of shares of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance at a price less than the greater of book or market value of the stock. If all of the Preferred Shares and Warrants issued or to be issued were converted (at the maximum Preferred Share conversion rate) or exercised and the shares of Common Stock issuable pursuant thereto were outstanding as of December 16, 1996, such shares would represent approximately 181.8% of the shares of Common Stock outstanding on such date. The number of shares issuable upon conversion of the Preferred Shares will depend upon the Market Price (as defined below) at the time of conversion. Accordingly, such number of shares may be greater, and such percentage would be increased, if the Market Price is below certain levels, as described below. Accordingly, the shareholders of the Company are being requested to approve the issuance of (i) shares of Common Stock issuable upon conversion of the Series A Shares and upon exercise of the Series A Warrant and the Series D Warrant, (ii) the Series B Shares and the Series C Shares, and (iii) the Series B Warrant and the Series C Warrant (the "Financing Proposal").

DESCRIPTION OF THE PREFERRED SHARES

TERMS OF CONVERSION AND REDEMPTION

     Each of the Series A Shares may be converted by the holder thereof into shares of Common Stock at any time after approval by the Company's shareholders of the issuance of such shares as contemplated by this proxy statement. Each Series A Share is convertible into such number of shares of Common Stock as is determined by dividing its stated value of $1,000 by a conversion rate equal to the lower of (i) $5.50 and (ii) 80% of the average Market Price for the 10 consecutive trading days ending three days prior to the giving by the holder of such Series A Shares of a notice of conversion.

     Each of the Series B Shares may be converted by the holder thereof into shares of Common Stock at any time after the later to occur of (i) January 1, 1997 and (ii) the approval by the Company's shareholders of the issuance of such shares as contemplated by this proxy statement. Each Series B Share will be convertible into such number of shares of Common Stock as is determined by dividing the stated value of $1,000 by a conversion rate equal to the lower of
(i) $6.75 and (ii) 80% of the average Market Price for the 10 consecutive trading days ending three days prior to the giving by the holder of such Series B Shares of a notice of conversion.

     Each of the Series C Shares may be converted by the holder thereof into shares of Common Stock at any time after the later to occur of (i) July 1, 1997 and (ii) the approval by the Company's shareholders of the issuance of such shares as contemplated by this proxy statement. Each Series C Share will be convertible into such number of shares of Common Stock as is determined by dividing the stated value of $1,000 by a conversion rate equal to the lower of
(i) $8.25 and (ii) 80% of the average Market Price for the 10 consecutive trading days ending three days prior to the giving by the holder of such Series C Shares of a notice of conversion.

     For purposes of the conversion rates for the Preferred Shares, "Market Price" has the following meaning. As long as the Common Stock is listed on The Nasdaq National Market, "Market Price" will be equal to the closing high bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Common Stock is no longer listed on The Nasdaq National Market, "Market Price" will be equal to the closing bid price of the Common Stock, as reported by NASDAQ (assuming that the Common Stock is listed on The Nasdaq SmallCap Market or is included in the "pink sheets" or other inter-dealer quotation service or publication) or the closing price for the Common Stock (assuming that the Common Stock is listed on a national securities exchange). On December 13, 1996, the closing high bid price for the Common Stock was $6.625 per share.

     If the Company issues Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, subdivides the number of outstanding shares of its Common Stock into a greater number of shares, or contracts the number of such shares into a lesser number of shares, the conversion rate then in effect with respect to the Preferred Shares will be adjusted to the rate determined by taking the product obtained by multiplying (i) the conversion rate in effect by
(ii) the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision, or contraction, and dividing it by (iii) the number of shares of Common Stock outstanding immediately after such dividend, subdivision or contraction.

     If any capital reorganization or reclassification of the Common Stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation is effected, then, as a condition of such reorganization or sale, lawful and adequate provision must be made, whereby the holders of Preferred Shares shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Company immediately theretofore receivable with respect to such Preferred Shares, upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such Preferred Shares, upon the exercise of such rights, had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision must be made with respect to the rights and interests of the holders of Preferred Shares to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

     At any time after September 30, 2000, the Company will have the right, in its sole and absolute discretion, to force the conversion into Common Stock of all outstanding Preferred Shares.

DIVIDENDS

     Cumulative cash dividends will be payable annually in arrears on the Preferred Shares, at the rate of 6.5% per annum with respect to the Series A Shares and 6% per annum with respect to each of the Series B Shares and the Series C Shares. For purposes of dividends, the Preferred Shares will be valued at their stated value of $1,000. The Company may, in its sole discretion, pay any or all dividends in Preferred Shares of the same series rather than in cash.

RANK AND PREFERENCE

     The Preferred Shares rank (i) prior to the Common Stock, (ii) PARI PASSU with each other and any other series of preferred stock of the Company, and
(iii) unless the holders of the Preferred Shares otherwise consent, prior to any other class or series of capital stock of the Company, both as to payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     In the event of any such liquidation, dissolution or winding up of the Company, the Preferred Shares are entitled to be paid out of the assets of the Company, in cash, an amount per share equal to their stated value of $1,000 before any distribution of assets may be made to the holders of Common Stock or any other stock ranking junior to the Preferred Shares. After the payment of the full amount of such preference, the holders of Preferred Shares will not be entitled to participate in any distribution of assets by the Company. If the assets of the Company available for distribution are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the assets of the Company available for distribution to such holders and the holders of any other series of preferred stock then outstanding which is in parity with the Preferred Shares shall be distributed ratably among the holders of the Preferred Shares and such other holders based upon the proportion the total amount distributable on each share bears to the aggregate amount available for distribution on all Preferred Shares and on such other series of preferred stock.

     The Common Stock to be issued upon any conversion of the Preferred Shares are not entitled to any such preference.

VOTING RIGHTS

     The affirmative vote of the holders of at least a majority of the outstanding Preferred Shares, voting together as a separate single class, will be necessary to (i) authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company that would alter or change the powers, preferences or special rights of the Preferred Shares so as to affect such Preferred Shares materially and adversely and (ii) issue any capital stock senior to the Preferred Shares (either as to dividends or upon liquidation). With respect to any such vote, each such holder will have the right to cast such number of votes as may be cast by the holder of the number of shares of Common Stock into which such holder's Preferred Shares are convertible on the record date for such vote. The Preferred Shares will not otherwise carry with them the right to vote on any matter relating to the business or affairs of the Company as to which shareholders generally have the right to vote under the Business Corporation Law of the State of New York, or to receive notice of or to be represented at any meeting of shareholders of the Company called for such purpose, except as may be required by law.

TRANSFER RESTRICTIONS

     Neither the Preferred Shares nor the shares of Common Stock issuable upon the conversion thereof have been registered under the Securities Act. The Preferred Shares and such underlying shares may not be offered or sold in the United States or to any "U.S. Person" (as defined in Rule 902(o) of Regulation S under the Securities Act) for a period of 40 days following the date on which the Preferred Shares are issued, and thereafter unless such Preferred Shares or underlying shares of Common Stock are registered under the Securities Act and any applicable state security laws or such offer or sale is made pursuant to exemptions from those registration requirements.

VOTING OF UNDERLYING SHARES AND CHANGE OF CONTROL

     Under the terms of the subscription for the Preferred Shares, until October 4, 2000, RBB is required to vote all of the shares as may be issued upon conversion of the Preferred Shares, if any, in connection with any vote of shareholders of the Company relating to the election of directors, for the election of directors constituting a majority of the directors nominated for such election in accordance with the directions of Stephen Nevitt, the President of the Company, or his successor or designee. Any permitted transfer of the Preferred Shares or such underlying shares during such four-year period will require, as a condition precedent thereto, the execution and delivery to the Company of an instrument confirming that the transferee agrees to be bound by such voting restriction. However, such condition will not apply with respect to any such transfer effected pursuant to "brokers' transactions" within the meaning of Section 4(4) of the Securities Act. The expiration of such four-year period or a number of such permitted sales may result in a change in control of the Company.

DESCRIPTION OF THE WARRANTS

     The Series A Warrant entitles the holder thereof to purchase up to an aggregate of 150,000 shares of Common Stock, at an exercise price of $5.5625 per share, at any time commencing January 1, 1999 and on or prior to December 31, 2002. The Series B Warrant entitles the holder thereof to purchase up to an aggregate of 300,000 shares of Common Stock, at an exercise price of $7.50 per share, at any time commencing January 1, 1999 and on or prior to December 31, 2002. The Series C Warrant entitles the holder thereof to purchase up to an aggregate of 300,000 shares of Common Stock, at an exercise price of $10.00 per share, at any time commencing January 1, 1999 and on or prior to December 31, 2002. The Series D Warrant entitles the holder thereof to purchase up to an aggregate of 200,000 shares of Common Stock, at an exercise price of $5.50 per share, at any time until September 30, 2001.

     The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination or reclassification of, the Common Stock. The Warrants also contain other customary provisions protecting the holders from dilution.

     The Warrants do not confer upon the holders of Warrants any voting or other rights of the shareholders of the Company.


POSSIBLE DILUTIVE EFFECT

     The conversion of the Preferred Shares and the exercise of the Warrants would result in an increase in the number of shares of Common Stock outstanding. An issuance of Common Stock at a price below the book value per share of the Company (for example, if the conversion rate for the Preferred Shares or the exercise price of the Warrants were below the book value per share of the Company at the time of conversion or exercise) would have a dilutive effect on the book value of outstanding shares of Common Stock. Such issuances may also have a dilutive effect on earnings per share and would have such a dilutive effect on the relative voting power of present shareholders.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FINANCING PROPOSAL.

    Solar-Mates, Inc./Serengeti Eyewear Business of Corning Incorporated
               Pro Forma Combined Financial Information
                             (Unaudited)


     The following unaudited Pro Forma Combined Balance Sheet assumes that the Serengeti Acquisition (and anticipated related borrowings), the issuance of the Preferred Shares and the conversion thereof into shares of Common Stock took place on September 30, 1996 and reflects the combination of the Company's balance sheet with Serengeti's balance sheet as of September 30, 1996. The following unaudited Pro Forma Combined Statements of Operations reflect the combination of the Company's and Serengeti's statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 and assumes that the Serengeti Acquisition (and anticipated related borrowings) occurred on January 1, 1995.

     The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would actually have occurred if the transaction had been in effect on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable in the circumstances.

     The pro forma information should be read in conjunction with the Company's consolidated financial statements and the financial statements of Serengeti, in each case with the notes thereto, appearing on Appendix A to this proxy statement.

     The Serengeti Acquisition is accounted for under the purchase method of accounting. The purchase price is allocated to the tangible and intangible assets purchased, as well as liabilities assumed, based upon their respective fair values. The allocation of the purchase price included in the pro forma combined financial information is preliminary. The final values may differ from those set forth herein. The Company believes, however, that the final allocation will not be materially different from the pro forma allocation.

        Solar-Mates, Inc./Serengeti Eyewear Business of Corning Incorporated
                       Pro Forma Combined Balance Sheets
                               September 30, 1996
                                     ('000)
                                   (Unaudited)

                                                                                               Pro Forma             Pro Forma
                                                            Solar-Mates     Serengeti         Adjustments             Combine
                                                            -----------     ---------         -----------            ---------
          ASSETS
          Current Assets:
             Cash                                             $     114      $      5         $        40   (1)
                                                                                                       (5)  (2)      $     154
             Trading securities                                     926                                                    926
             Other marketable securities                            285                                                    285
             Accounts receivable                                  2,671         2,514              (2,514)  (2)          2,671
             Inventories                                          3,358         8,398               3,050   (3)         14,806
             Current deferred tax assets                                        1,880              (1,880)  (2)            -
             Other current assets                                   559           189                 (39)  (3)            709
                                                              ---------      --------                                ---------
                                                              ---------      --------                                ---------
                Total current assets                              7,913        12,986                                   19,551


          Fixed assets - net of accumulated depreciation            473           675                 325   (3)          1,473
          Patents, patent rights and trademarks                                                     5,000   (3)          5,000
          Goodwill                                                                                 10,402   (3)         10,402
          Loan acquisition cost                                       -             -                 600   (1)            600
          Other assets                                              360           174                (174)  (2)            360
                                                              ---------      --------                                ---------
                                                              $   8,386      $ 13,661                                $  37,386
                                                              ---------      --------                                ---------
                                                              ---------      --------                                ---------


          LIABILITIES AND SHAREHOLDERS' EQUITY
          Current liabilities:
             Note payable - bank                              $   1,500                       $    (1,500)  (1)      $     -
             Note payable - shareholder                              45                                                     45
             Advances from shareholders                              84                                                     84
             Accounts payable                                     1,648      $    964                (964)  (2)          1,648
             Intercompany payable                                                 623                (623)  (2)            -
             Other current liabilities                              508         4,545              (4,545)  (2)            508
                                                              ---------      --------                                ---------
                Total current liabilities                         3,785         6,132                                    2,285


          Notes payable - shareholder                               174                                                    174
          Long-term debt                                             58                             9,300   (1)          9,358
          Other liabilities                                                       140                (140)  (2)            -


          Commitments and contingencies                               -                                                    -
          Shareholders' equity:
          Preferred stock, 1,000,000 shares authorized                -                            20,840   (1)         20,840
          Common stock, $.001 par value,
             10,000,000 shares authorized,
              2,384,000 shares issued and outstanding,                2                                                      2
          Additional paid in capital                              4,265                                                  4,265
          Retained earnings                                         462                                                    462
                                                              ---------                                              ---------
                Total shareholders' equity                        4,729                                                 25,569
                                                              ---------                                              ---------
          Business equity                                                       7,563              (7,563)  (2)            -
                                                                             --------                                ---------
                                                              $   8,746      $ 13,835                                $  37,386
                                                              ---------      --------                                ---------
                                                              ---------      --------                                ---------

                            See notes to Pro Forma Combined Financial Statements


                   Solar-Mates, Inc./Serengeti Eyewear Business of Corning Incorporated
                               Pro Forma Combined Statements of Operations
                              For The Nine Months Ended September 30, 1996
                                               ('000)
                                             (Unaudited)

                                                                                            Pro Forma            Pro Forma
                                                         Solar-Mates       Serengeti       Adjustments            Combine
                                                         -----------       ---------       -----------           ---------
          Net sales                                      $     7,406      $    27,480                           $    34,886
          Cost of sales                                        4,776           14,475                                19,251
                                                         -----------      -----------                           -----------
          Gross profit                                         2,630           13,005                                15,635
          Operating expenses:
           Selling, general and administrative expenses        2,469           11,672             1,230  (4)
                                                                   -                -            (1,000) (5)         14,371
                                                         -----------      -----------                           -----------
          Income from operations                                 161            1,333                                 1,264
          Other expense:
           Interest expense                                      198                -               636  (6)            834
                                                         -----------      -----------                           -----------
          Income before income taxes                             (37)           1,333                                   430
          Provision for income taxes                              12              520              (412) (7)            120
                                                         -----------      -----------                           -----------
          Net income                                     $       (49)     $       813                           $       310
                                                         -----------      -----------                           -----------
                                                         -----------      -----------                           -----------


          Per share information:
           Weighted average shares outstanding             2,384,000                          3,383,838  (1)      5,767,838
                                                         -----------      -----------                           -----------
                                                         -----------      -----------                           -----------
           Net income per share                          $     (0.02)                                           $      0.05
                                                         -----------      -----------                           -----------
                                                         -----------      -----------                           -----------

                            See notes to Pro Forma Combined Financial Statements


                    Solar-Mates, Inc./Serengeti Eyewear Business of Corning Incorporated
                               Pro Forma Combined Statements of Operations
                                  For The Year Ended December 31, 1995
                                                 ('000)
                                               (Unaudited)

                                                                                             Pro Forma          Pro Forma
                                                              Solar-Mates     Serengeti     Adjustments          Combine
                                                              -----------     ---------     -----------          -------
          Net sales                                           $    10,473     $  35,334                         $  45,807
          Cost of sales                                             7,054        20,420                            27,474
                                                              -----------     ---------                         ---------
          Gross profit                                              3,419        14,914                            18,333
          Operating expenses:
             Selling, general and administrative expenses           2,230        13,386           1,640  (4)
                                                                        -             -          (1,659) (5)       15,597
                                                              -----------     ---------                         ---------
          Income from operations                                    1,189         1,528                             2,736
          Other expense (income):
             Other income                                             (71)                                            (71)
             Interest expense                                         303             -             848  (6)        1,151
                                                              -----------     ---------                         ---------
                                                              -----------     ---------                         ---------
          Income before income taxes                                  957         1,528                             1,656
          Provision for income taxes                                  342           596            (426) (7)          512
                                                              -----------     ---------                         ---------
          Net income                                          $       615     $     932                       $     1,144
                                                              -----------     ---------                         ---------
                                                              -----------     ---------                         ---------


          Per share information:
           Weighted average shares outstanding                  1,682,000                     3,383,838  (1)    5,065,838
                                                              -----------     ---------                         ---------
                                                              -----------     ---------                         ---------
           Net income per share                               $      0.37                                     $      0.23
                                                              -----------     ---------                         ---------
                                                              -----------     ---------                         ---------

                            See notes to Pro Forma Combined Financial Statements

     Solar-Mates, Inc./Serengeti Eyewear Business of Corning Incorporated
               Notes to Pro Forma Combined Financial Statements
                                (Unaudited)


Pro forma adjustments to reflect the Serengeti Acquisition and giving effect to the following:

(1) To record the issuance of $22.5 million aggregate stated value of Preferred Shares, net of offering cost of $1.66 million and the borrowing of a $9.3 million five year term loan assuming an interest rate of 9.25% per annum (including the repayment of $1.5 million of notes payable to the Company's existing senior credit lender) and debt acquisition cost of $600,000.

     Pro Forma Combined Statements of Operations assumes the conversion of $7.5 million stated value relating to the Series A Shares into 1,363,636 shares of Common Stock (assuming a conversion rate of $5.50 per share), $7.5 million stated value relating to the Series B Shares into 1,111,111 shares of Common Stock (assuming a conversion rate of $6.75 per share) and $7.5 million stated value relating to the Series C Shares into 909,091 shares of Common Stock (assuming a conversion rate of $8.25 per share).

(2) To eliminate certain asset and liability balances of Serengeti not transferred to the combined entity.

(3) To adjust for the allocation of the purchase price of approximately $27.5 million and expenses of the Serengeti Acquisition of approximately $500,000 to the estimated fair value of assets and liabilities, and to record goodwill and other acquisition related adjustments as follows:
           Inventory                        $ 11,450,000
           Fixed assets                     $  1,000,000
           Patents and trademarks           $  5,000,000
           Prepaid expenses                 $    150,000
           Goodwill                         $ 10,400,000

(4) To adjust for the amortization of the purchased goodwill over a 20 year period, patents, patent rights and trademarks over a 5 year period and loan acquisition cost over a 5 year period.

(5) To eliminate certain allocations of corporate expenses made by Corning Incorporated to the operation of Serengeti which will not have a continuing impact on the combined entity. The costs allocated include amounts relating to finance support, information systems, corporate services, human resources and research and development.

(6) To record interest expense on borrowing, assuming borrowing occurred January 1, 1995.

(7)  To record the aggregate tax effects of the combined entity.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Prior to the 1980's, the Company manufactured its own sunglasses for sale to the wholesale trade. As manufacturers in the Far East began playing greater roles in the sunglass industry in the late 1970's, the Company began importing its products and in 1980 discontinued its manufacturing operations completely. Since 1978, the Company has focused primarily on the sale of sunglasses and sunglass products to mass merchandisers such as large retail chain stores. In the late 1980's, the Company began developing programs for mass merchants designed to enhance their sale of sunglasses. The Company continually adds new products and develops new marketing programs for its product lines. In late 1992, the Company introduced its line of Solar*X-Registered Trademark-sunglasses, which feature ground and polished lens, comparable to optical quality sunglasses, at popular prices. This product is currently the predominant line of the Company and has contributed significantly to the sales growth of the Company.

     The Company continues to introduce new products. The Company has introduced a higher priced line of sunglasses under the brand name H2Optix-Registered Trademark-. The Company is not marketing this line to mass merchants but rather to specialty retailers. This is intended to reduce the Company's dependence on its current customer base.

     On October 29, 1996, the Company entered into an agreement to purchase from Corning Incorporated certain assets used in the business of designing, manufacturing and distributing Serengeti brand sunglasses. The assets to be purchased include inventories, dies and molds, office furniture, plant machinery and equipment, fixtures, trademarks, including, among others, the brand name Serengeti, and patents used in the manufacturing of Serengeti brand sunglasses. The Serengeti Acquisition purchase price is $27.5 million. The Company anticipates consummating the Serengeti Acquisition after the necessary approval by its shareholders of the Financing Proposal and the satisfaction of other conditions.

     Until such time as the Serengeti Acquisition is consummated, the Company expects its Solar*X-Registered Trademark- line of sunglasses to remain its predominant line.

RESULTS OF OPERATIONS

COMPARISON OF YEARS ENDED DECEMBER 31, 1995 AND 1994

     Net sales increased 14%, from $9,169,997 in 1994 to $10,472,656 in 1995, primarily as a result of increased sales to Wal-Mart, the Company's largest customer.

     Gross profit decreased as a percentage of sales, from 34.8% in 1994 to 32.6% in 1995 primarily as a result of product mix. 1995 included approximately $2,000,000 in direct sales from Hong Kong. The Company's selling price for direct sales from Hong Kong are lower, as the customer receives the products without them being processed in the Company's warehouse and without payment by letter of credit. Based upon current estimates of the cost of goods relating to the Solar*X-Registered Trademark-, H2Optix-Registered Trademark- and other lines of sunglasses, the Company believes, but no assurance can be made, that it will operate for the near future with a gross profit percentage of at least equal to that of 1995.

     Selling expenses increased by $24,217, or 3%, from $907,337 in 1994 to $931,554 in 1995. This increase resulted primarily from increased personnel costs associated with marketing. The Company anticipates a significant increase in selling expenses related to H2Optix-Registered Trademark- during 1996.

     General and administrative expenses increased 19.5%, from $1,019,358 in 1994 to $1,218,588 in 1995 primarily as a result of an increase in executive and administrative salaries, office expenses, and costs incurred in connection with the development of the H2Optix-Registered Trademark- line of sunglasses. The Company anticipates that its general and administrative costs will continue to increase with the growth of its business and the continued introduction of its H2Optix-Registered Trademark- line of sunglasses.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

     Net sales increased 39% from $5,313,195 for the nine months ended
September 30, 1995 to $7,406,439 for the nine months ended September 30, 1996. This increase was due primarily to the introduction of new products including the Company's H2Optix-Registered Trademark- line of sunglasses. In 1996 the Company began aggressively marketing this line. Sales from the H2Optix-Registered Trademark- line were approximately $903,000 for the nine months ended September 30, 1996. Additionally, approximately $578,000 of the increase for the nine months ended September 30, 1996 was due to sales of the Company's Outa Limitz-Registered Trademark- line of sunglasses which did not exist during the same period in 1995; $1,698,000 which results from increased activity of Solar*X-Registered Trademark-, offset by a decrease of approximately $1,187,000 in sales of Bonjour-Registered Trademark-, a brand no longer marketed by the Company.

     Selling expenses increased by $777,223 or 118%, from $656,422 for the nine months ended September 30, 1995 to $1,433,645 for the nine months ended September 30, 1996. The increase resulted primarily from increased advertising and marketing cost associated with the launch of H2Optix-Registered Trademark-. The Company anticipates continued increases in selling expenses related to H2Optix-Registered Trademark- during the remainder of 1996.

     General and administrative expenses increased by $205,107 or 25%, from $830,288 for the nine months ended September 30, 1995 to $1,035,395 for the nine months ended September 30, 1996. The increase resulted primarily from increased personnel and administrative costs associated with the general growth of the Company.

     The Company's interest expenses decreased $13,211 or 6% from $211,000 for the nine months ended September 30, 1995 to $197,789 for the nine months ended September 30, 1996. The decrease resulted primarily from interest earned on investment of the proceeds of the Company's public offering and the reduction of debt.


LIQUIDITY AND CAPITAL RESOURCES

     The Company is presently financing its operations primarily through the proceeds of an initial public offering ("IPO") completed in August 1995, its cash flow and a revolving line of credit. The Company has a revolving line of credit in the amount of $1,500,000 from Sun Bank/Gulf Coast (the "Existing Credit Facility"). Interest on outstanding loans under the Existing Credit Facility accrue at a rate equal to 1.5% above the prime rate. The Existing Credit Facility is secured by a lien on all of the Company's assets. Pursuant to the Existing Credit Facility, the Company may borrow up to 70% of accounts receivable under 61 days old and up to 25% of the Company's inventory to a maximum of $1,500,000. Advances under the Existing Credit Facility have been used for general working capital purposes. The Existing Credit Facility is guaranteed, jointly and severally, by certain shareholders of the Company. As of September 30, 1996, the Company has borrowed the maximum amount available under the Existing Credit Facility.

     The Company's cash flow requirements are greatest during the fourth quarter of each year primarily as a result of inventory acquisition and the introduction of new product lines for the upcoming sunglass season which traditionally occurs in the later part of the fourth quarter. The Company believes that cash flow generated from operations, supplier credit and bank credit facilities will be sufficient to satisfy its requirements. To the extent that such sources are not sufficient, the Company may be required to obtain short-term loans as it has done in the past.

     The Company's working capital decreased from $4,357,962 at December 31, 1995 to $4,170,607 at September 30, 1996. This resulted primarily from purchase of assets utilized in the growth of the business, the reduction of debt and an "S" corporation distribution with respect to earnings prior to the IPO.

     The Company purchased capital assets of approximately $338,000 during the nine month period ended September 30, 1996.

     The Company will require approximately $30.0 million to finance the acquisition of Serengeti and related costs and expenses, which it anticipates obtaining through the issuance of the Preferred Shares and debt financing.

     On September 26, 1996, the Company entered into a subscription agreement with RBB for the infusion of $22.5 million in equity financing, of which $7.5 million was funded on October 4, 1996. The equity infusion is in the form of non-voting convertible Preferred Shares of the Company, as described above under "Financing of the Serengeti Acquisition." The remaining subscriptions for an additional aggregate amount of $15 million of such Preferred Shares is to be consummated simultaneously with the closing of the Serengeti Acquisition. The Company may, at its sole discretion, pay any and all dividends with respect to the Preferred Shares in additional Preferred Shares of the same series rather than in cash. The Company paid a cash commission to a third party equal to 7% of the first equity infusion relating to the issuance of the Series A Shares. The Company is also obligated to pay such 7% commission in connection with the second infusion of $15 million relating to the issuance of the Series B Shares and the Series C Shares.

     The Company has entered into a commitment letter with SunTrust Bank, Central Florida, National Association pursuant to which the Existing Credit Facility will be refinanced with a new senior credit facility (the "New Credit Facility") to provide the Company with the ability to borrow up to $17.5 million in the form of (i) a three year revolving credit facility in the amount of $7.5 million (the "Revolver Facility") and (ii) a five year amortizing term loan facility in the amount of $10.0 million (the "Term Facility").

     The Company intends to use approximately $9.3 million of availability under the Term Facility and the net proceeds of the sale of the Preferred Shares (estimated at $20.9 million), $1.5 million of which has been deposited by the Company in escrow, to finance the Serengeti Acquisition (having an estimated purchase price of $27.5 million), to repay in full the outstanding principal indebtedness and accrued interest (approximately $1.5 million), determined as of December 16, 1996, under the Existing Credit Facility and to pay approximately $1.2 million of related fees and expenses. The net proceeds from the sale of the Series A Shares (approximately $6.0 million, net of the $1.5 million deposited by the Company in escrow) have been placed in an interest-bearing bank account and interest-bearing investment grade securities pending the consummation of the Serengeti Acquisition.

     The Revolver Facility will have a $2 million sublimit for the issuance of stand-by letters of credit. Pursuant to the Revolver Facility, the Company will be able to borrow up to 85% of eligible accounts receivable and up to 50% of the value of the Company's eligible inventory. Undrawn amounts under the Revolver Facility will be available for the working capital and general corporate needs of the Company.

     The New Credit Facility will be secured by the pledge of all the stock of any subsidiaries of the Company and a first priority lien on all of the assets of the Company and its subsidiaries.

     Pursuant to the New Credit Facility, interest will be payable at the LIBOR rate or the "Base Rate." In addition to applicable margins, the Company will pay a floating percentage tied to the Company's ratio of funded debt to "EBITDA"; ranging, in the case of LIBOR rate loans, from 1.50% based upon a ratio of 1.5:1 or less to 2.75% based upon a ratio of greater than 3:1; and ranging, in the case of Base Rate loans, from .50% based upon a ratio of 2.25:1 or less to 1.25% based upon a ratio of greater than 3:1.

     The New Credit Facility will require the Company to maintain certain financial ratios. Pursuant to the New Credit Facility, the Company will be required to apply 75% of its "Excess Cash Flow" for the preceding completed fiscal year, the net proceeds from any sale of assets other than in the ordinary course and the net proceeds of equity issuances and permitted debt issuances to prepay outstanding amounts under the Term Facility. The New Credit Facility will also contain a number of customary covenants, including, among others, limitations on liens, affiliate transactions, mergers, acquisitions, asset sales, dividends and advances.

FOREIGN CURRENCY EXCHANGE

     The Company presently transacts business internationally in United States currency. To date, the Company has not been affected significantly by currency exchange fluctuations. However, future currency fluctuations in countries in which the Company does business could adversely affect the Company by resulting in pricing that is not competitive with prices denominated in local currencies.


SEASONALITY

     The seasonality of the Company's business generally follows the selling activity of its largest customer, Wal-Mart Stores, Inc. The Company's strongest quarter in terms of sales is the fourth quarter followed by the first, second and third quarters.

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION


PROPOSED AMENDMENT

     The Company's Board of Directors recommends an amendment to the Company's Certificate of Incorporation (the "Certificate") to change the Company's name from "Solar-Mates, Inc." to "Serengeti Eyewear, Inc." If approved by the shareholders, Article FIRST of the Certificate would be amended to provide as follows:

                   FIRST:  The name of the Corporation is
              "Serengeti Eyewear, Inc."

     In the judgment of the Board of Directors, the change of corporate name is desirable in view of the fact that, upon consummation of the Serengeti Acquisition, the Company expects that the Serengeti brand of sunglasses will be the Company's predominant product line. On ______________, 1997, the Company's Board of Directors adopted an amendment to the Certificate to change the Company's name, and recommends that the shareholders approve such amendment. If this amendment is approved, shareholders will not be required to exchange outstanding stock certificates for new certificates.


EFFECTIVENESS OF AMENDMENT

     If approved by the shareholders, the amendment will become effective upon the consummation of the Serengeti Acquisition and the filing of a Certificate of Amendment to the Certificate, setting forth the proposed amendment, with the Secretary of State of the State of New York.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

     On October 30, 1996, the Board of Directors of the Company adopted, subject to shareholder approval, an amendment to the Solar-Mates, Inc. 1995 Stock Option Plan (the "Plan") increasing the total number of shares with respect to which options and stock appreciation rights ("SARs") may be granted under the Plan from 450,000 to 1,500,000. The purpose of the Plan is to enable the Company to encourage key employees and directors to contribute to the success of the Company by granting such employees and directors "incentive stock options" (as defined in Section 422 of the Code, "ISOs"), as well as non-qualified stock options ("NQSOs").

     The Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee") which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NQSOs or a combination thereof, and the number of shares to be subject to such options.

     The Plan provides for the granting of ISOs to purchase Common Stock at an exercise price to be determined by the Board of Directors or the Committee of not less than the fair market value of the Common Stock on the date the option is granted. NQSOs may be granted with an exercise price to be determined by the Board of Directors or the Committee of not less than 85% of the fair market value of the Common Stock on the date the option is granted.

     ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the Plan after December 30, 2004 and no option may be outstanding for more than ten years after its grant. Additionally, if an optionee owns 10% or more of the Company's outstanding Common Stock, an ISO may not have a term of more than five years and the option price per share may not be less than 110% of the fair market value of the Common Stock on the date the option is granted.

     Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock (based on the fair market value of the Common Stock on the date prior to exercise), or in a combination of both. The Company may lend to the holder of an option sufficient funds to pay the exercise price, subject to certain limitations. Subject to certain exceptions, options may be exercised any time up to three months after termination of the holder's employment.

     The Plan may be terminated or amended at any time by the Board of Directors, except that, without shareholder approval, the Plan may not be amended to increase the number of shares subject to the Plan, change the class of persons eligible to receive options under the Plan, or materially increase the benefits of participants.

     To date, 925,000 options have been granted under the Plan. Accordingly 475,000 of such options are subject to shareholder approval of the proposed increase of the Plan. Other than as set forth in the table below, no determinations have been made regarding the persons to whom options will be granted in the future, the number of shares which will be subject to such options, or the exercise prices to be fixed with respect to any option.

     The grant of an option under the Plan will not have any immediate effect on the federal income tax liability of the Company or the optionee. If the Board of Directors grants an optionee a NQSO, then the optionee will recognize ordinary income at the time he exercises the option, equal to the difference between the fair market value of the Common Stock and the exercise price paid by the optionee, and the Company will receive a deduction for the same amount.

     If the Board of Directors grants an optionee an ISO, then the optionee generally will not recognize any taxable income at the time he exercises the ISO but will recognize income only at the time he sells the Common Stock acquired by exercise of the ISO. The optionee will recognize income equal to the difference between the exercise price paid by the optionee and the amount received for sale of the Common Stock, and such income generally will be eligible for capital gains treatment. The Company generally is not entitled to an income tax deduction for the grant of an ISO or as a result of either the optionee's exercise of an ISO or the optionee's sale of the Common Stock acquired through exercise of an ISO. However, if the optionee sells the Common Stock within two years of the date of the grant to him of the ISO or within one year of the date of the transfer to him of the Common Stock following exercise of the ISO, the option is treated for federal income tax purposes as if it were a NQSO and the income recognized by the optionee will not be eligible for capital gains treatment and the Company will be entitled to a federal income tax deduction equal to the amount of income recognized by the optionee.

     On December 13, 1996, the aggregate market value of the Common Stock underlying all outstanding stock options, based upon the closing price per share of the Common Stock on such date, was $6,128,125.


                                NEW PLAN BENEFITS

                    SOLAR-MATES, INC. 1995 STOCK OPTION PLAN

     The benefits and amounts that may be received or allocated in the future under the Plan are not determinable. The table below indicates option grants made to date pursuant to the Plan.

                                   NUMBER OF
              NAME AND POSITION         OPTIONS

              Stephen Nevitt           750,000
              President (CEO)

              Michael J. Guccione       75,000
              Vice President

              Executive Group          825,000

              Non-Executive             50,000
                Director Group

              Non-Executive Officer     50,000
                Employee Group

              Employee Group           875,000


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE SOLAR-MATES, INC. 1995 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for services rendered to the Company paid in 1994 and 1995 to the Chief Executive Officer and the Company's other executive officer who received total annual salary and bonus in excess of $100,000.


                          SUMMARY COMPENSATION TABLE

                                                                    ANNUAL
                                                                 COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR               SALARY ($)

Stephen Nevitt                                 1994              125,000
  President (CEO)                              1995              143,702

Michael J. Guccione                            1995              108,135
  Vice President


EMPLOYMENT AGREEMENTS

     The Company has employment agreements with each of Stephen Nevitt, the Company's President and chief executive officer, and Michael J. Guccione, a Vice President of the Company, each of which expire on December 31, 1997.
Mr. Nevitt's employment agreement provides for an annual base salary of $150,000, and Mr. Guccione's agreement provides for an annual base salary of $125,000. Each of the employment agreements provides for annual increases in base salary of 4% and annual incentive compensation based upon the financial performance of the Company. Under the employment agreements, as additional annual incentive compensation, Mr. Nevitt will be entitled to receive up to 50% and Mr. Guccione will be entitled to receive up to 25% of any bonus pool adopted by the Board of Directors for key personnel of the Company. The amount of such bonus pool may be up to 10% of the Company's pre-tax profit for the relevant year, but only 5% of such pre-tax profit for 1995. The Board of Directors did not adopt a bonus pool in 1995. The incentive compensation will be earned if either of the following performance targets are achieved: (i) the Company's earnings per share is at least $0.30 for the relevant year, or (ii) the average closing bid price of the Common Stock for the relevant year equals or exceeds a target of $8.75 per share. Utilizing the earnings per share component, all unearned prior incentive compensation will be deemed earned upon the Company achieving an earnings per share which is cumulative for each of the prior periods. In addition, if the Common Stock target price component is achieved for any year, all unearned prior incentive compensation will be deemed earned. Although the employment agreements will expire on December 31, 1997, the recapture provisions for unearned incentive compensation during the term will continue through the year 2001.

     Under each of the employment agreements, the Company and the employee each have the option to terminate the agreement as of the end of the first or second year by giving 90 days prior notice to the other party. Each of the employment agreements contains a covenant by the employee not to compete with the Company until the expiration of a one year period after the expiration or termination of the agreement.

     No directors are compensated for their services as such.

                           1997 SHAREHOLDER PROPOSALS

     As stated in the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders, in order for shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must have been received by the Secretary of the Company at the Company's principal executive offices by no later than December 20, 1996.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgement on such matters.

     A representative of Winter, Scheifley & Associates, P.C., the independent auditors of the Company, is expected to attend the meeting and will be available to respond to appropriate questions from shareholders.


                                             By Order of the Board of Directors,




                                             MILTON NEVITT
                                             SECRETARY

______________________, 1997

                                                  APPENDIX A





                 INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Solar-Mates, Inc.

We have audited the consolidated balance sheet of Solar-Mates, Inc. as of December 31, 1995 and the related consolidated statements of operations, statement of stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar-Mates, Inc. as of December 31, 1995 and the results of its operations and its cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.



                             Winter, Scheifley & Associates, P.C.
                             Certified Public Accountants

Boca Raton, Florida
February 26, 1996

                              Solar-Mates, Inc.
                          Consolidated Balance Sheet
                              December 31, 1995

                                    ASSETS

Current Assets:

     Cash                                        $  479,256
     Trading securities (Note 2)                  1,062,147
     Other marketable securities (Note 2)           284,878
     Accounts receivable - less allowance
       for doubtful accounts and discounts
       of $43,912 (Notes 5 and 9)                 4,060,669
     Inventories (Note 5)                         2,786,113
     Prepaid expenses (Note 3)                      444,639
                                                 ----------
       Total current assets                       9,117,702

Fixed assets - net of accumulated
     depreciation  (Note 4)                         321,374

Other assets:

     Prepaid expenses - non-current (Note 3)        328,677
     Accounts receivable - stockholders              45,215
     Patents and trademarks - net                    64,270
     Other assets                                    12,255
                                                 ----------

                                                $ 9,889,493
                                                 ----------
                                                 ----------





See accompanying notes to financial statements.

                              Solar-Mates, Inc.
                          Consolidated Balance Sheet
                              December 31, 1995
                                 (Continued)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Notes payable - bank (Note 5)                 $1,500,000
   Notes payable - stockholder (Note 6)             126,601
   Current portion of long-term debt (Note 7)        12,907
   Accounts payable - stockholders and
    related parties (Note 6)                         97,321
   Income taxes payable (Note 10)                   342,000
   Accounts payable                               2,137,269
   Accrued S-corporation distribution (Note 10)      96,575
   Accrued expenses                                 447,067
                                                 ----------
     Total current liabilities                    4,759,740


Note payable - stockholder long-term (Note 6)       208,920
Long-term debt (Note 7)                              35,975

Commitments and contingencies (Note 9)

Stockholders' equity (Note 8)
Preferred stock, $.001 par value, 1,000,000
 shares authorized none issued or outstanding          -
Common stock, $.001 par value, 10,000,000
 shares authorized, 2,384,000 shares
 issued and outstanding                               2,384
Additional paid in capital                        4,279,276
Retained earnings                                   603,198
                                                 ----------
       Total stockholders' equity                 4,884,858
                                                 ----------

                                                 $9,889,493
                                                 ----------
                                                 ----------



See accompanying notes to financial statements.

                               Solar-Mates, Inc.
                     Consolidated Statements of Operations
                For The Years Ended December 31, 1995 and 1994

                                     1995           1994
                                 -----------     ----------
Net sales                        $10,472,656     $9,169,997

Cost of goods sold                 7,053,970      5,976,158
                                 -----------     ----------

Gross profit                       3,418,686      3,193,839
                                 -----------     ----------

Operating expenses:
 Depreciation and amortization        79,712         63,294
  Selling expenses                   931,554        907,337
  General and administrative
    expenses                       1,218,588      1,019,358
                                 -----------     ----------

Total operating expenses           2,229,854      1,989,989
                                 -----------     ----------

Income from operations             1,188,832      1,203,850

Other expenses (income):
   Other income                      (71,082)        (4,785)
   Litigation expense (Note 9)          -            71,918
   Interest                          302,587        250,116
                                 -----------     ----------
                                     231,505        317,249

Income before income taxes           957,327        886,601

Provision for income taxes
 Current (Note 10)                  (342,000)          -  .
                                 -----------     ----------

Net income                       $   615,327     $  886,601
                                 -----------     ----------

Per share information:
 Weighted average shares
 outstanding                       1,682,000      1,188,590
                                 -----------     ----------

 Net income per share            $       .37     $      .75
                                 -----------     ----------
Pro forma net income
 (Note 10)
 Net income                                      $  886,601
 Pro forma provision for
 income tax: Current                                330,700
                                                 ----------
Pro forma net income                             $  555,901
                                                 ----------
Pro forma income
 per share                                       $      .47
                                                 ----------


See accompanying notes to financial statements.

                                Solar-Mates, Inc.
                    Consolidated Statements of Cash Flows
                For The Years Ended December 31, 1995 and 1994

                                                   1995      1994   .
                                             -----------   ---------
Cash flows from  operating  activities:
Net income                                   $   615,327   $ 886,601
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
    Depreciation and amortization                 79,712      63,294
 Changes in assets and liabilities:
  (Increase) in accounts receivable           (2,049,428)   (450,304)
  (Increase) in inventory                       (827,682)    (87,036)
  (Increase) in trading securities            (1,062,147)       -
  (Increase) in prepaid expenses                (517,929)   (222,319)
  Decrease in other assets                         7,121       3,600
  Increase in accounts payable                    68,793     507,372
  Increase (decrease) in accrued expenses         14,369    (351,224)
  Increase in accrued income taxes               342,000         -  .
                                             -----------   ---------
      Total adjustments                       (3,945,191)   (536,617)
                                             -----------   ---------
      Net cash provided by (used in) operating
      activities                              (3,329,864)    349,984

Cash flows from investing activities:
  Purchase of marketable securities             (284,878)       -
  (Increase) decrease in certificate of deposit  500,000    (500,000)
  Acquisitions of patents and trademarks         (22,556)    (10,377)
  Purchase of fixed assets                      (133,156)    (33,807)
                                             -----------   ---------
      Net cash provided by (used in)
       activities                                 59,410    (544,184)
                                             -----------   ---------
Cash flows from financing activities:
  (Increase) decrease in offering costs          124,818     (41,373)
  Net proceeds from public offering            3,866,091        -
  S corporation distribution                    (122,500)       -
  Gross proceeds from notes payable - banks      500,676     999,324
  Gross proceeds from notes payable -
    stockholders                                    -        343,953
  Gross proceeds from notes payable - other         -        250,000
  Principal payments on notes payable - banks     (7,114)   (495,255)
  Principal payments on notes payable - other   (225,000)   (125,000)
  Principal payments on notes payable and
    accounts payable related party              (405,562)   (924,602)
                                             -----------   ---------
      Net cash provided by financing
      activities                               3,731,409       7,047
                                             -----------   ---------
Net increase (decrease) in cash                  460,955    (187,153)
Beginning - cash balance                          18,301     205,454
                                             -----------   ---------

Ending - cash balance                        $   479,256   $  18,301
                                             -----------   ---------
                                             -----------   ---------

See accompanying notes to financial statements.

                               Solar-Mates, Inc.
                     Consolidated Statements of Cash Flows
                For The Years Ended December 31, 1995 and 1994
                                  (Continued)

Supplemental cash flow information:

    Cash paid for :   Interest                  $282,010    $229,539
                      Income taxes              $   -       $   -


Non-cash investing and financing activities:

    Common stock issued for trademarks          $   -       $ 30,000
    Common stock issued for the cancellation
     of related party debt                      $   -       $510,000
    Shareholder contribution of note payable
     to capital                                 $   -       $270,128
    Acquisition of fixed assets with note       $ 55,996    $   -
    Accrual of S corporation distribution       $ 96,575    $   -

See accompanying notes to financial statements.

                               Solar-Mates, Inc.
                Consolidated Statement of Stockholders' Equity
                   For the Two Years Ended December 31, 1995


                               Common Stock    Paid in     Retained
                             Shares   Amount   Capital     Earnings  .
                           ---------  ------  ----------  -----------
Balance January 1, 1994    1,032,742  $1,033  $  885,494  $(1,960,741)

Common shares issued for
 trademarks                  147,534     147      29,853         -
Contribution to capital
 by shareholder                 -        -       270,128         -
Conversion of note to
 common shares                99,724     100     509,900         -
Net income                      -        -          -         886,601
                           ---------  ------  ----------  -----------

Balance December 31, 1994  1,280,000   1,280   1,695,375   (1,074,140)

Common shares issued for
 cash pursuant to a
 public offering           1,104,000   1,104   5,518,896         -
Costs associated with
 public offering                -        -    (1,654,869)        -
Sale of warrants                -        -           960         -
S-Corporation distribution      -        -      (219,075)        -
Reclassification of
 S-corporation losses           -        -    (1,062,011)   1,062,011
Net income for the year         -        -          -         615,327
                           ---------  ------  ----------  -----------

Balance December 31, 1995  2,384,000  $2,384  $4,279,276  $   603,198
                           ---------  ------  ----------  -----------
                           ---------  ------  ----------  -----------


See accompanying notes to financial statements.

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)
                              December 31, 1995


NOTE 1 - ACCOUNTING POLICIES

ORGANIZATION

Solar-Mates, Inc. is a distributor of sunglasses incorporated under the laws of the State of New York. In December, 1994 the Company changed its name from Nevitt Sales Corp. to Solar-Mates, Inc. The Company maintains its office and warehouse operations in Sarasota, Florida. Suppliers for the Company are primarily located in Asia. The Company's customers operate retail stores located throughout the United States. A major customer (Wal-Mart Stores, Inc.) accounts for approximately 92% and 87% of the Company's sales during 1995 and 1994. The Company is currently economically dependent on this customer.


CONSOLIDATION POLICY

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Solartechnics (HK) Ltd. Intercompany transactions and balances have been eliminated in consolidation.

INVENTORIES

Inventories, consisting principally of finished goods, are valued at the lower of cost or market on a first in - first out basis.

FIXED ASSETS

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated under the straight line method, which depreciation is calculated in accordance with generally accepted accounting principles over the expected useful lives of the assets of five to seven years.

CASH

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity of 3 months or less to be cash equivalents. At December 31, 1995 the Company maintained $475,580 on deposit at one bank which exceeded the $100,000 deposit insurance limit by $375,580.

REVENUE RECOGNITION

The Company generally recognizes revenue upon shipment of goods to its customers.

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

PATENTS AND TRADEMARKS

Patents and trademarks are amortized using the straight line method over a period of ten years and are stated net of accumulated amortization of $13,209 and $5,410 at December 31, 1995 and 1994.

ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

ADVERTISING COSTS

Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $123,140 and $170,328 in 1995 and 1994.

NOTE 2.- MARKETABLE SECURITIES

The Company's securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value as a current asset with the change in fair value during the period included in earnings. At December 31, 1995 the Company held an uninsured investment in commercial paper with a cost and fair market value of $1,062,147. The Company had no sales proceeds from trading securities during the year ended December 31, 1995.

The Company's investments in debt securities, which mature in less than 1 year, are held to maturity and valued at amortized cost, which approximates market value. At December 31, 1995 the Company held investments in U.S. Treasury Bills of $284,878 maturing in September, 1996. These securities secure the line of credit described in Note 5.

NOTE 3 - PREPAID EXPENSES

Sunglass displays:

It is the Company's policy to amortize displays shipped to customers over the two year period of the distribution program. At December 31, 1995 unamortized costs related to these displays was $606,787.

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

No amortization has been taken on the displays shipped by the Company in December, 1995 as these displays were not put in service at the customers locations until January, 1996. Amortization charged to cost of sales was $169,319 and $159,911 during 1995 and 1994.

Other prepaid expenses were $166,529 at December 31, 1995.

NOTE 4 - FIXED ASSETS

Fixed assets consist of the following at December 31:

                                              1995
                                            ---------
       Furniture and equipment              $ 263,920
       Leasehold improvements                  95,344
       Transportation equipment               157,426
                                            ---------
                                              516,690
       Less: accumulated depreciation         195,316
                                            ---------
                                            $ 321,374
                                            =========


Depreciation expense was $72,740 and $57,884 for the years ended December 31, 1995 and 1994.


NOTE 5 - NOTE PAYABLE - BANK

During October, 1994 the Company arranged a line of credit with a bank whereby the Company was able to borrow up to $1,000,000. During October, 1995 the Company replaced this line of credit with a $1,500,000 line with the same bank. The line provides that the Company maintain with the bank a U.S. Treasury note in the principal amount of $300,000 with a maturity date of September 19, 1996 as partial collateral (see Note 2). The line is also secured by substantially all of the Company's assets. The Company is entitled to advances of up to 70% of its accounts receivable less than 61 days old, 25% of its inventory cost, and 100% of the value of the treasury note described above. The line has an interest rate of prime plus 1.5% (10% at December 31, 1995) and the balance ($1,500,000 at December 31, 1995) is due on August 30, 1996.

NOTE 6 - NOTES AND ACCOUNTS PAYABLE - AFFILIATES

Long-term:

STOCKHOLDERS

The Company at January 1, 1994, had an unsecured 9% interest-bearing note payable to a stockholder due on April 30, 1995, in the amount of $880,522. During December, 1994 $510,000 of this

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

note was converted to equity (See Note 8) with the balance of $370,522 converted into a term note with interest at 9% per annum payable interest only of $2,779 per month for 12 months and principal and interest of $16,927 for 24 months thereafter.

Maturity of this debt is as follows:

          1996: $126,601  1997: $192,120  1998: $16,800

Short-term

SHAREHOLDERS

The Company borrowed $285,000 from a shareholder during November, 1993, for working capital purposes. During 1994 $157,180 was repaid and during 1995 $30,499 was repaid. This advance, which is due on demand is included in Accounts payable - stockholders and related party at December 31, 1995.

During December, 1993, the Company borrowed $743,188 from a shareholder for working capital purposes. This advance which was due on or before February 20, 1994, was repaid during January, 1994. This shareholder also advanced the Company $343,952 during December, 1994. This advance was repaid in full with interest of $20,414 on February 3, 1995.

Approximate interest expense related to loans from related parties aggregated $54,000 and $94,000 in 1995 and 1994.


NOTE 7 LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1995:

Note payable due in monthly installments of
 $1,373 including interest at 8.3% per annum
 due in May, 1999 (secured by equipment)        $ 48,882
Less current portion                              12,907
                                                --------
                                                $ 35,975
                                                ========

Maturity of long-term debt is as follows:

 1996: $12,907  1997: $14,019  1998: $15,229  1999: $6,727

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

NOTE 8 - STOCKHOLDERS' EQUITY

During December, 1994 the Company adopted a stock option plan to be administered by the Board of Directors. The plan provides for the granting of options for specified individuals to purchase common stock at an exercise price to be determined by the Board of Directors. No option may be granted after January, 2005 and no option may be granted for a period of greater than 10 years. The total number of shares with respect to which options may be granted under the plan is 450,000. During November, 1995 the Company granted an aggregate of 20,000 options to 2 employees at the fair market value of the stock on the date of the grant ($4.19 per share). These options expire during November, 2000.

During January, 1994 the Company issued 147,534 shares of its $.001 par value common stock to an officer in exchange for certain rights and patents (see Note
9). These rights and patents were valued at this individual's historical cost of $30,000.

During December, 1994 an individual related to shareholders of the Company agreed to convert $510,000 of his $880,522 note due from the Company into 99,724 shares of the Company's $.001 par value common stock (See Note 6).

During December, 1994 a shareholder of the Company agreed to contribute his $278,128 note due to him to paid in capital.

During August, 1995 the Company completed a public offering of units. Pursuant to the offering the Company issued 1,174,000 units consisting of 1,104,000 shares of its $.001 par value common stock and 1,174,000 redeemable common stock purchase warrants for cash aggregating $3,865,131 net of offering expenses of $1,654,869. Included in the offering were 70,000 common shares sold by a shareholder. Each warrant entitles the holder to purchase one share of the Company's $.001 par value common stock at a price of $6.50 per share for a period of four years from September 29, 1996. These warrants may be redeemed by the Company at any time after August 12, 1996 at a price of $.10 per warrant if the average bid price for the Company's common stock exceeds $8.75 per share for the 20 consecutive trading days ending on the third day prior to the date of the notice of redemption.

In addition the Company sold an option to purchase an aggregate of 96,000 units, with each unit consisting of one share of common stock and one warrant, for cash aggregating $960 to the underwriter. The options are exercisable for a period of 4 years from August 11, 1996 at an exercise price of $7.50 per unit. The terms of the warrants are the same as those issued pursuant to the public offering except that they are not redeemable by the Company.

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

NOTE 9. COMMITMENTS AND CONTINGENCIES

LICENSE AGREEMENT

In November 1994, the Company entered into a one year renewal of its domestic license agreement with Bon Jour International, Ltd. Under this agreement, the Company was granted an exclusive right and license to use the trademarks for sales to Wal-Mart Stores, Inc., within the United States and its territories and possessions, Mexico, and Canada in the design, manufacture and sale of sunglasses and reading glasses. The Company agreed to pay an annual royalty of 8% of sales of the licensed products with a minimum of $280,000 for the contract year. The Company charged $339,000 to operations related to this agreement during 1994. This agreement was not renewed after its expiration.

OPERATING LEASES

In conjunction with its relocation from New York to Florida, during March, 1993, the Company entered into a lease in Sarasota, Florida. The lease commenced March 8, 1993 and terminates March 7, 1998. The lease is payable in monthly installments of approximately $6,125. This lease provides for various escalation's based on cost of living, real estate taxes, etc.

Rent expense was $88,922 and $79,745 for 1995. and 1994.

Future minimum rentals are as follows:

  1996: $73,500  1997: $73,500  1998: $12,250

CONCENTRATION OF CREDIT RISK/MAJOR CUSTOMER

During the years ended December 31, 1995 and 1994, the Company made net sales to the Customer described in Note 1 of approximately $9,607,000 and $8,007,000 or 92% and 87% of its total sales.

Approximately $3,973,000 (98%) of the gross accounts receivable are due from the significant customer described in Note 1 at December 31, 1995 and are unsecured. This customer is a major national retailer and the Company has not experienced collection problems with this customer.

H2OPTIX PRODUCT LINE

During October, 1992, the Company entered into an agreement with an employee whereby it obtained the rights to market a new line of sunglasses (H2OPTIX). In exchange for these rights the Company agreed to pay this employee $10,000 in cash and to pay certain royalties. During January, 1994 this individual agreed to transfer all rights to the H2OPTIX product line to the Company in

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

exchange for 147,534 shares of the Company's common stock (see Note 8).

EMPLOYMENT AGREEMENTS

The Company entered into three year employment agreements with its president and a vice president effective on August 11, 1995. The president's agreement provides for an annual salary of $150,000 and the vice president's agreement provides for a salary of $125,000. The agreements provide for annual increases of 4% and may be terminated as of the end of the first and second years by giving 90 days notice to the other party. The employment agreements also contain non-compete covenants which expire one year after termination of employment.

LITIGATION

During February, 1994, the Company settled certain litigation with Bausch & Lomb, Inc. whereby the parties agreed that the Company would abandon the trade name Rayex on or before October 1, 1994 and that each party would be responsible for its own costs related to the litigation. In conjunction with the recall of the Rayex sunglasses and the litigation the Company incurred costs aggregating $71,918 during 1994. These costs have been charged to operations during the year.

NOTE 10. - INCOME TAXES

Prior to the completion of its public offering the Company had elected to be treated as an "S" Corporation under the provisions of the Internal Revenue Code and state statutes. Under these provisions no income taxes are incurred on a corporate level. Instead, shareholders of the Company include their pro-rata share of income or loss on their individual income tax returns. The pro forma provision for income taxes for 1994 has been computed in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. There are no material differences between financial statement income and taxable income.

During August, 1995 the Company completed a public offering of its common stock and the "S" Corporation status was thereby terminated and the Company became subject to corporate income taxes. Effective September 1, 1995 the Company adopted Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Of the income for the year ended December 31, 1995 $12,129 will be allocated to the shareholders and $945,198 will be subject to corporate income taxes. The accumulated deficit through the termination of the "S" election of $1,062,011 has been reclassified to paid in capital.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The amounts shown for income taxes and pro forma income taxes in the statements of operations differ from amounts that would be derived from computing income taxes and pro forma income taxes at federal statutory rates. The following is a reconciliation of those differences.
                                                        (Pro Forma)
                                                1995        1994
                                            --------     ---------
   Tax at federal statutory rate                 34%           34%
   Tax on S corporation earnings                (1)%            -
   State income tax net of federal
    tax benefit                                   3%            3%
                                            --------     ---------
                                                 36%           37%
                                            ========     =========

Income taxes consisted of $294,300 of domestic and $47,700 of foreign income taxes in 1995.

After the closing of its public offering the Company had agreed to make a distribution to its existing shareholders in an amount not to exceed $300,000. The total amount of the distribution is $219,075 of which $122,500 has been paid and $96,575 has been accrued.

NOTE 11. - FOREIGN OPERATIONS

During 1995 the Company operated in 2 geographic areas: The United States and Hong Kong. Following is a summary of information by area for 1995:

  Net sales to unaffiliated customers:
    United States                           $ 8,417,838
    Hong Kong                                 2,054,818
                                            -----------
                                            $10,472,656
                                            ===========

  Income from operations:
    United States                           $   918,280
    Hong Kong                                   270,552
                                            -----------
                                              1,188,832
  Other income                                   71,082
  Other expenses                                302,587
                                            -----------
  Income before income taxes                $   957,327
                                            ===========

  Identifiable assets:
    United States                           $ 9,642,347
    Hong Kong                                   247,146
                                            -----------
                                            $ 9,889,493
                                            ===========

                              Solar-Mates, Inc.
                  Notes to Consolidated Financial Statements
                                 (Continued)

Income before income tax represents net sales, less operating expenses for each geographic area and other income and expenses of a general corporate nature. Identifiable assets are those that are identifiable with operations in each geographic area. All sales made by the foreign subsidiary were made to the significant customer described in note 1.

                     Solar-Mates, Inc.
                 Consolidated Balance Sheets
                     September 30, 1996
                        (Unaudited)




ASSETS
------
 Current Assets:
    Cash                                          $   114,309
    Trading securities                                926,086
    Other marketable securities                       284,640
    Accounts receivable - less allowance for
     doubtful accounts of $100,000                  2,671,260
    Inventories                                     3,358,353


    Prepaid expenses                                  558,464
                                                  -----------
       Total current assets                         7,913,112


 Fixed assets - net of accumulated depreciation       473,157
 Other assets                                         359,720
                                                  -----------
                                                  $ 8,745,989
                                                  -----------
                                                  -----------


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
 Current liabilities:


    Note payable - bank                           $ 1,500,000
    Note payable - stockholder                         45,398
    Advances from stockholders                         83,927
    Accounts payable                                1,647,784
    Other current liabilities                         508,048
                                                  -----------
       Total current liabilities                    3,785,157


 Notes payable - stockholder                          173,921
 Long-term debt                                        58,293




 Commitments and contingencies                            -


 Stockholders' equity:
 Preferred stock, 1,000,000 shares authorized             -
 Common stock, $.001 par value,
    10,000,000 shares authorized,
     2,384,000 shares issued and outstanding            2,384
 Additional paid in capital                         4,264,276
 Retained earnings                                    461,958
                                                  -----------
       Total stockholders' equity                   4,728,618
                                                  -----------
                                                  $ 8,745,989
                                                  -----------
                                                  -----------


         See accompanying notes to financial statements

                             Solar-Mates, Inc.
        Consolidated Statements of Operations and Retained Earnings
           For The Nine Months Ended September 30, 1996 and 1995
                               (Unaudited)


                                                         1996          1995
                                                         ----          ----



Net sales                                           $  7,406,439   $  5,313,195
Cost of sales                                          4,776,085      3,559,841
                                                    -------------  -------------
Gross profit                                           2,630,354      1,753,354
                                                    -------------  -------------
Operating expenses:
 Selling expenses                                      1,433,645        656,422
 General and administrative expenses                   1,035,395        830,288
                                                    -------------  -------------
                                                       2,469,040      1,486,710
                                                    -------------  -------------
Income from operations                                   161,314        266,644
Other (expense):
 Interest expense                                       (197,789)      (211,000)
                                                    -------------  -------------
Income before income taxes                               (36,475)        55,644
Provision for income taxes
 Current                                                  12,400
                                                    -------------  -------------
Net income                                               (48,875)        55,644


Retained earnings (deficit) - beginning of period        603,198     (1,074,140)
S-corporation distribution                               (92,365)
                                                    -------------  -------------
Retained earnings  (deficit) - end of period        $    461,958   $ (1,018,496)
                                                    -------------  -------------
                                                    -------------  -------------


Per share information:
 Weighted average shares outstanding                   2,384,000      1,486,100
                                                    -------------  -------------
                                                    -------------  -------------
 Net income per share                               $      (0.02)  $      0.04
                                                    -------------  -------------
                                                    -------------  -------------


              See accompanying notes to financial statements

                         Solar-Mates, Inc.
                 Consolidated Statements of Cash Flows
         For The Nine Months Ended September 30, 1996 and 1995
                            (Unaudited)




                                                        1996         1995
                                                        ----         ----

Cash flows from operating activities                $   (3,585)   $1,235,655


Cash flows from investing  activities:
  Sale of trading securities                           136,299
  Acquisition of patents and trademarks                 (6,159)       (8,867)
  (Acquisition)  disposition of other assets          (112,036)          700
  Purchase of fixed assets                            (219,877)      (35,482)
                                                    -----------   -----------

      Net cash used by investing activities           (201,773)      (43,649)
                                                    -----------   -----------


Cash flows from financing activities:
  Decrease in accounts receivable stockholders          45,215         8,190
  Long term borrowing                                   22,318           -
  Principal payments on notes payable                 (106,363)     (606,237)
  S corporation distribution                           (92,365)          -
  Repayments on advances from stockholders             (13,394)          -
  Offering cost                                        (15,000)     (127,820)
  (Increase) in deferred offering cost                     -        (348,107)
                                                    -----------   -----------


      Net cash used by financing activities           (159,589)   (1,073,974)
                                                    -----------   -----------


Net increase (decrease) in cash                       (364,947)      118,032


Beginning - cash balance                               479,256        18,301
                                                    -----------   -----------


Ending - cash balance                               $  114,309    $  136,333
                                                    -----------   -----------
                                                    -----------   -----------


              See accompanying notes to financial statements

                         Solar-Mates, Inc.
             Notes to Consolidated Financial Statements
                           (Unaudited)




Note A. Basis of presentation


The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Item 310(b) of Regulation SB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 1995 and for the two years then ended, including notes thereto included in the Company's Form 10-KSB.


The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Solartechnics (HK) Ltd. Intercompany transactions and balances have been eliminated in consolidation.




Note B. Inventory


Inventory consisted principally of finished goods.




Note C. Commitments and Contingencies


Concentration of credit risk/major customer
-------------------------------------------


During the nine month periods ended September 30, 1996 and 1995 the Company made sales to Wal-Mart Stores, Inc. of approximately $4,800,000 and $4,700,000, respectively. During the three month periods ended September 30, 1996 and 1995 the Company made sales to Wal-Mart Stores, Inc. of approximately $1,100,000 and $680,000, respectively


Approximately $1,256,000 (47%) of the accounts receivable at September 30, 1996 are due from Wal-Mart Stores, Inc. and are unsecured. This customer is a major national retailer and the Company has not experienced collection problems with this customer.

Note D.  Subscription Receivable


On September 26, 1996 Solar-Mates, Inc.(the "Company") entered into a subscription agreement with an Austrian based bank for the infusion of $22.5 million in equity financing of which $7.5 million was funded on October 4, 1996. The purpose of the funding is to pursue a specific acquisition targeted by the Company in the sunglass industry. See Note E.

The equity infusion is in the form of non-voting convertible preferred shares of the Company. The conversion price for the preferred shares in the initial infusion is the lower of 80% of the market price of the Company's publicly trade Common Stock, $.001 par value ("Common Stock") or $5.50 per share, and the shares bear dividends at an annual rate of 6.5%. The remaining subscriptions for an additional aggregate amount of $15 million of non-voting convertible preferred shares is to be consummated simultaneously with the closing of the targeted acquisition. The conversion price for the preferred shares to be issued in the subsequent $15 million infusion is the lower of 80% of market price for the Common Stock or, with respect to $7.5 million of such amount, $6.75 per share, and with respect to the other $7.5 million, $8.25 per share. Such shares are to bear dividends at an annual rate of 6%. The Company may, at its sole discretion, pay any and all dividends in preferred shares of the same series rather than in cash.


The convertibility of any preferred shares into Common Stock is subject to shareholder approval. The agreement provides that the purchaser of the shares shall vote all of the underlying shares (if and when converted), in connection with any vote of the shareholders of the Company relating to the election of directors, for a majority of directors, in accordance with the directions of Stephen Nevitt, the Company's President and Principal Executive Officer, or his successor or designee.


The subscription is being effected pursuant to an off-shore exemption in reliance upon Regulation S under the Securities Act of 1933.


At the closing of the initial $7.5 million infusion, the Company also issued to the investor three year warrants to purchase 150,000 shares of Common Stock at a price of $5.5625 per share exercisable commencing on January 1, 1999. In connection with the closing of the second infusion of $15 million, the Company is required to issue an additional 600,000 identical warrants, with an exercise price of $7.50 per share for 300,000 of the warrants and $10 per share for the remaining warrants. The Company also paid a commission to a third party equal to 7% of the investment and an immediately exercisable five year warrant to purchase

200,000 shares of Common Stock at a price of $5.50 per share. The Company is also obligated to pay such 7% commission in connection with the second infusion of $15 million.

Note E.  Subsequent Event


On October 29,1996, the Company entered into an agreement to purchase from Corning Incorporated, certain assets used in the business of designing, manufacturing and distributing Serengeti sunglasses. The assets include inventories, dies and molds, office furniture, plant machinery and equipment, fixtures, trademarks, including, among others, the brand name Serengeti, and patents used in the manufacturing of Serengeti brand sunglasses. The purchase price will be $27.5 million. The Company anticipates closing the transaction after the approval of its shareholders of the issuance of shares underlying the convertible preferred shares and warrants is obtained.

[PRICE WATERHOUSE LLP LETTERHEAD]



                          REPORT OF INDEPENDENT ACCOUNTANTS
                          ---------------------------------


November 25, 1996



To the Board of Directors
of Corning Incorporated



In our opinion, the accompanying balance sheet and the related statements of income and of cash flows present fairly, in all material respects, the financial position of the Serengeti Eyewear Business of Corning Incorporated (the "Business") at December 31, 1995, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Business's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP

New York, New York
November 25, 1996

STATEMENTS OF INCOME          SERENGETI EYEWEAR BUSINESS OF CORNING INCORPORATED
--------------------------------------------------------------------------------


Years Ended December 31, 1995 and January 1, 1995
(In thousands)                                    1995       1994
                                                  ----       ----
REVENUES

  Net sales                                     $35,334   $36,561

DEDUCTIONS

  Cost of sales                                  20,420    20,858
  Selling, general and administrative expenses   13,042    13,977
  Research and development expenses                 344       109
                                                 ------    ------

Income before taxes on income                     1,528     1,617
Taxes on income                                     596       631
                                                 ------    ------

NET INCOME                                      $   932    $  986
                                                 ------    ------
                                                 ------    ------


The accompanying notes are an integral part of these financial statements.

BALANCE SHEET                 SERENGETI EYEWEAR BUSINESS OF CORNING INCORPORATED
--------------------------------------------------------------------------------

(In thousands)                                   DECEMBER 31, 1995
                                                 -----------------
ASSETS

CURRENT ASSETS
  Cash                                               $     5
  Accounts receivable, net of $173 doubtful
   accounts reserves and allowances                    4,096
  Inventories
     Finished goods                                    3,973
     Work in progress                                  6,389
                                                     -------
     Inventories valued at current cost net
       of allowance for obsolescence                  10,362
     Reduction to LIFO valuation                      (3,050)
                                                     -------

     Inventories                                       7,312

  Current deferred tax asset                           1,796
  Other current assets                                   263
                                                     -------


  Total current assets                                13,472

PLANT AND EQUIPMENT
   Leasehold improvements                                198
   Equipment                                           1,526
   Accumulated depreciation                           (1,059)
                                                     -------

   Plant and equipment, net                              665
                                                     -------

OTHER ASSETS                                             151
                                                     -------

TOTAL ASSETS                                         $14,288
                                                     -------
                                                     -------

LIABILITIES AND BUSINESS EQUITY

CURRENT LIABILITIES
  Accounts payable                                   $ 1,245
  Intercompany payable                                 1,379
  Other accrued liabilities including
   reserves for sales returns                          4,326
                                                     -------

  Total current liabilities                            6,950

OTHER LIABILITIES                                        130

BUSINESS EQUITY                                        7,208
                                                     -------

TOTAL LIABILITIES AND BUSINESS EQUITY                $14,288
                                                     -------
                                                     -------



The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS      SERENGETI EYEWEAR BUSINESS OF CORNING INCORPORATED
--------------------------------------------------------------------------------

Years Ended December 31, 1995 and January 1, 1995
(In thousands)
                                                       1995           1994
                                                       ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                         $   932         $  986
  Adjustments to reconcile income to net cash
   provided by operations:
    Depreciation                                         213            166
    Deferred tax benefit                                 (95)          (362)
    Other                                                 26             15
  Changes in operating assets and liabilities:
    Accounts receivable                                1,246            599
    Inventories                                         (502)           173
    Other current assets                                (243)           180
    Accounts payable and other current
     liabilities                                        (125)         2,080
                                                       -----         ------

Net cash provided by operating activities              1,452          3,837

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to plant and equipment                       (12)          (487)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash flow retained by Corning Incorporated      (1,440)        (3,350)
                                                       -----         ------

Net change in cash and cash equivalents                    0              0
Cash and cash equivalents at beginning of year             5              5
                                                       -----          ------

CASH AND CASH EQUIVALENTS AT END OF YEAR             $     5         $    5
                                                       -----          ------
                                                       -----          ------


The accompanying notes are an integral part of these financial statements.

                              SERENGETI EYEWEAR BUSINESS
                               OF CORNING INCORPORATED

                          NOTES TO THE FINANCIAL STATEMENTS
                                (Dollars in thousands)



1.  BASIS OF PRESENTATION

These financial statements present the financial position of the Serengeti Eyewear business (the "Business" or "Serengeti") of Corning Incorporated ("Corning") as of December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and January 1, 1995. Serengeti is engaged in the business of the design, manufacture and distribution of sunglasses. The Business operates as an integral part of Corning and not as a separate legal or reporting entity.

The financial information in these financial statements is not necessarily indicative of results that would have occurred if the Business had been a separate stand-alone entity during the periods presented or of future results of the Business.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEARS

Serengeti operates on a fiscal year ending on the Sunday nearest December 31. The two most recent fiscal years ended on December 31, 1995 and January 1, 1995, and included 52 weeks.

REVENUE RECOGNITION

The Business recognizes revenues as product is shipped.

INCOME TAXES

Serengeti uses the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted.

INVENTORIES

Inventories are stated at the lower of cost or market. Inventories are valued using the last-in, first-out (LIFO) method. Serengeti generally does not maintain inventories of raw materials.

ADVERTISING

Advertising costs are expensed as incurred.

WARRANTIES

The Business generally offers a one year warranty on its products. The accrual for warranty claims is included in other accrued liabilities.

PLANT AND EQUIPMENT

Leasehold improvements and equipment are recorded at cost. Depreciation is based on estimated useful lives, which range from 3 to 20 years, of the relevant assets, using the straight-line method. Depreciation expense was $213 and $166 in 1995 and 1994, respectively.

                              SERENGETI EYEWEAR BUSINESS
                               OF CORNING INCORPORATED

                    NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  RELATED PARTY TRANSACTIONS

During the periods covered by the financial statements, the Business's operations were conducted as an integral part of Corning's operations. The financial statements include purchases of materials to and from other Corning business units at pre-established prices. Lens purchases from Corning affiliates occurred at pre-established prices and amounted to $487 and $783 in 1995 and 1994, respectively. These amounts are not necessarily indicative of the prices and costs that would have prevailed had the Business operated as a separate company as contemplated by the transaction described in the Agreement of Purchase and Sale (see Note 11). Serengeti reimburses Corning affiliates for costs incurred in foreign operations of its Business. The financial statements also include various allocated costs and expenses (see Note 4) which are not necessarily indicative of the costs and expenses which would have resulted had the Business been operated as a separate company.

Research and development expenses are for services provided to Serengeti by Corning at rates which are substantially in accordance with those Corning would charge its own subsidiaries or jointly held companies for like or similar services.

Serengeti participates in Corning's centralized treasury and cash management processes. Cash received from operations is collected by Corning and credited to the Business. Cash disbursements for operations and investments are made by Corning on behalf of the Business.

Business equity represents accumulated operating results of the Business and the net cash flows remitted to or financed by Corning. Serengeti does not receive or pay interest on the balances with Corning.

The Business is included within the consolidated federal and state tax returns of Corning. Corning does not allocate the consolidated tax provision to its businesses. The provision for income taxes presented in these financial statements is computed on a stand-alone basis and is based upon an effective rate which management believes is reasonable due to the nature of operations of the Business.

4.  ALLOCATIONS

Corporate costs and charges for Corning centralized functions have been allocated to the Business using methods deemed appropriate for the nature of the expenses involved. The methods utilized various allocation bases such as number of employees and related payroll costs, and direct effort expended. The costs allocated to the Business include amounts in respect of finance support, information systems, corporate services and human resources. The charge for these allocations was $1,659 and $1,150 for 1995 and 1994, respectively and is included in research and development and selling, general and administrative expenses. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred had the Business been operated as a separate company.

                              SERENGETI EYEWEAR BUSINESS
                               OF CORNING INCORPORATED

                    NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)



5.  BUSINESS EQUITY
                                                   1995           1994
                                                   ----           ----
Balance at beginning of the year                $ 7,716         $10,080
Net income                                          932             986
Net cash flow retained by Corning                (1,440)         (3,350)
                                                 ------         -------
Balance at year end                             $ 7,208         $ 7,716
                                                 ------         -------
                                                 ------         -------


6.  COMMITMENTS AND CONTINGENCIES

The Business has entered into operating leases for certain facilities and equipment used in operations. Payments under these obligations are expensed as incurred. The following table includes future annual minimum commitments under operating leases entered into by the Business as of December 31, 1995. These commitments are primarily denominated in Japanese Yen and have been converted to United States Dollars (USD) at a rate of 106 Japanese Yen per USD.

    1996                                     $  577
    1997                                        396
    1998                                        330
    1999                                        191
    2000 and beyond                              69

Rental expense under operating leases was $606 and $647 in 1995 and 1994, respectively.

In the ordinary course of business, Serengeti has entered into letter of credit agreements and other arrangements with financial institutions. Unused letters of credit at December 31, 1995 approximated $200.

7.  INTERNATIONAL ACTIVITIES

The Business sources primarily all of its sales from within the United States. United States sales to unaffiliated customers in 1995 and 1994 include $9,470 and $7,515, respectively, of export sales; of which $3,936 and $3,622, respectively, were to Europe, and $5,534 and $3,893, respectively, were to Latin America, Asia-Pacific and Canada.

8.  MAJOR CUSTOMERS

The Business's customers are primarily in the specialty sunglass retail and optical industries. Sales to one customer represented 29 percent and 22 percent of total sales for 1995 and 1994, respectively. The accounts receivable balance at December 31, 1995 related to this customer was $762.

9.  EMPLOYEE RETIREMENT PLANS

PENSION BENEFITS

Serengeti's work force participates in Corning's employee benefit plans, primarily Corning's North American defined-benefit pension plan. The Business contributes to Corning amounts ranging from 3.9% to 4.6% of gross salaries for its participation in this plan. Pension expense charged to Serengeti from Corning during 1995 and 1994, was $62 and $83, respectively. The obligation for pension liabilities incurred prior to the consummation of the transaction will remain with Corning. (See Note 11)

                              SERENGETI EYEWEAR BUSINESS
                               OF CORNING INCORPORATED

                    NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


9.  EMPLOYEE RETIREMENT PLANS (CONTINUED)

POSTRETIREMENT BENEFITS

Serengeti's workforce participates in Corning's postretirement medical and life insurance plans. The Business contributes to Corning amounts based on the number of employees in the plan to compensate for these and other fringe benefits. Postretirement benefit expense charged to Serengeti from Corning during 1995 and 1994, was $119 and $198, respectively. The obligation incurred for these benefits prior to the consummation of the transaction will remain with Corning. (see Note 11)

10. TAXES ON INCOME

The Business is included within the consolidated federal and state tax returns of Corning. Corning does not allocate the consolidated tax provision to its businesses. The provision for income taxes presented in these financial statements is computed on a stand-alone basis and is based upon an effective rate which management believes is reasonable due to the nature of operations of the Business.

                                                      1995           1994
                                                      ----           ----

Income before taxes on income                   $     1,528     $    1,617
                                                -----------     ----------
                                                -----------     ----------


Taxes on income                                 $       596     $      631
                                                -----------     ----------
                                                -----------     ----------

Effective tax rate reconciliation:
Statutory U.S. tax rate                                35.0%          35.0%
State taxes, net of federal benefit                     4.0            4.0
                                                       ----           ----
Effective tax rate                                     39.0%          39.0%
                                                       ----           ----
                                                       ----           ----

Current and deferred tax expense (benefit):
Current:
    U.S.                                        $       583     $      837
    State and municipal                                 109            157
Deferred:
    U.S.                                                (81)          (306)
    State and municipal                                 (15)           (57)
                                                -----------     ----------
Net tax expense                                 $       596     $      631
                                                -----------     ----------
                                                -----------     ----------

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities as of year end are comprised of the following (in thousands):

                                                  1995
                                                  ----

    Other employee benefits                     $   113
    Accounts receivable reserves                     71
    Inventory                                       252
    Other                                         1,373
                                                 ------
    Deferred tax assets                           1,809
                                                 ------
    Fixed assets                                    (13)
                                                 ------
    Deferred tax liabilities                        (13)
                                                 ------
    Net deferred tax assets                     $ 1,796
                                                -------
                                                -------

                              SERENGETI EYEWEAR BUSINESS
                               OF CORNING INCORPORATED

                    NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)



10. TAXES ON INCOME (CONTINUED)

Taxes are paid by Corning on behalf of the Business and taxes payable are netted through the Corning cash management program. The Business made no payments directly to taxing authorities for income taxes in the periods presented.

11. SUBSEQUENT EVENT

Pursuant to the Agreement of Purchase and Sale between Corning and Solar-Mates, Inc. ("Solar-Mates") dated as of October 29, 1996, Corning has agreed to sell, assign and transfer to Solar-Mates all inventories, fixed assets, prepaid assets, leases and contract rights of the Business.

STATEMENTS OF INCOME          SERENGETI EYEWEAR BUSINESS OF CORNING INCORPORATED
--------------------------------------------------------------------------------


Nine Months Ended September 30, 1996 and Forty Weeks Ended October 8, 1995 (In thousands)
                                                        UNAUDITED
                                                   -------------------
                                                   1996           1995
                                                   ----           ----

REVENUES

  Net sales                                     $ 27,480       $ 28,843

DEDUCTIONS

  Cost of sales                                   14,475         16,748
  Selling, general and administrative expenses    11,563         10,909
  Research and development expenses                  109            312
                                                 -------        -------

Income before taxes on income                      1,333            874
Taxes on income                                      520            341
                                                 -------        -------

NET INCOME                                      $    813       $    533
                                                 -------        -------
                                                 -------        -------



The accompanying notes are an integral part of these financial statements.

BALANCE SHEET                 SERENGETI EYEWEAR BUSINESS OF CORNING INCORPORATED
--------------------------------------------------------------------------------

September 30, 1996                              UNAUDITED
(In thousands)                                  ---------

                                                  1996
                                                  ----
ASSETS

CURRENT ASSETS
  Cash                                          $      5
  Accounts receivable, net of $173 doubtful
   accounts reserves and allowances                2,514
  Inventories
     Finished goods                                6,696
     Work in progress                              4,752
                                                 -------
     Inventories valued at current cost net
      of allowance for obsolescence               11,448
     Reduction to LIFO valuation                  (3,050)
                                                 -------
     Inventories                                   8,398

  Current deferred tax asset                       1,880
  Other current assets                               189
                                                 -------
  Total current assets                            12,986

PLANT AND EQUIPMENT
   Leasehold improvements                            198
   Equipment                                       1,627
   Accumulated depreciation                       (1,150)
                                                 -------
   Plant and equipment, net                          675
                                                 -------
OTHER ASSETS                                         174
                                                 -------
TOTAL ASSETS                                    $ 13,835
                                                 -------
                                                 -------

LIABILITIES AND BUSINESS EQUITY

CURRENT LIABILITIES
  Accounts payable                              $    964
  Intercompany payable                               623
  Other accrued liabilities including
   reserves for sales returns                      4,545
                                                 -------
  Total current liabilities                        6,132

OTHER LIABILITIES                                    140

BUSINESS EQUITY                                    7,563
                                                 -------

TOTAL LIABILITIES AND BUSINESS EQUITY           $ 13,835
                                                 -------
                                                 -------



The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS      SERENGETI EYEWEAR BUSINESS OF CORNING INCORPORATED
--------------------------------------------------------------------------------

Nine Months Ended September 30, 1996 and Forty Weeks Ended October 8, 1995 (In thousands)
                                                           UNAUDITED
                                                        ----------------
                                                        1996        1995
                                                        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                       $    813      $    533
  Adjustments to reconcile income to net cash
   provided by operations:
    Depreciation                                        184           153
    Deferred tax benefit                                (84)         (189)
    Other                                                (9)           16
  Changes in operating assets and liabilities:
    Accounts receivable                               1,582          (582)
    Inventories                                      (1,086)         (257)
    Other current assets                                 74           (22)
    Accounts payable and other current liabilities     (818)        1,303
                                                     ------         -----

Net cash provided by operating activities               656           955

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to plant and equipment                     (209)           21)
  Net proceeds from disposition of properties            11
                                                     ------         -----

Net cash used in investing activities                  (198)        (21)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash flow retained by Corning Incorporated       (458)        (934)
                                                     ------         -----

Net change in cash and cash equivalents                   0            0
Cash and cash equivalents at beginning of year            5            5
                                                     ------        -----

CASH AND CASH EQUIVALENTS AT END OF YEAR          $       5      $     5
                                                     ------        -----
                                                     ------        -----




The accompanying notes are an integral part of these financial statements.

                              SERENGETI EYEWEAR BUSINESS
                               OF CORNING INCORPORATED

                          NOTES TO THE FINANCIAL STATEMENTS
                                (Dollars in thousands)
                                     (Unaudited)



1.  BASIS OF PREPARATION

The condensed financial statements presented herein are unaudited. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have either been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Although the Business believes that all adjustments necessary for a fair presentation have been made, interim period results are not necessarily indicative of the results of operations for a full year.

Effective January 1, 1996, the Business adopted an annual reporting calendar. Previously, the Business operated on a fiscal year ending on the Sunday nearest December 31. This change will not affect the comparability of the Business's 1995 and 1996 annual results. Corning did not restate its historical financial statements for the calendar change because financial information as of calendar quarter ends was not readily available.

2.  RELATED PARTY TRANSACTIONS

During the periods covered by the financial statements, the Business's operations were conducted as an integral part of Corning's operations. The financial statements include purchases of materials to and from other Corning business units at pre-established prices. Lens purchases from Corning affiliates occurred at pre-established prices and amounted to $517 and $426 for the nine months ended September 30, 1996 and the forty weeks ended October 8, 1995, respectively. These amounts are not necessarily indicative of the prices and costs that would have prevailed had the Business operated as a separate company as contemplated by the transaction described in the Agreement of Purchase and Sale (see Note 4). Serengeti reimburses Corning affiliates for costs incurred in foreign operations of its Business. The financial statements also include various allocated costs and expenses (see Note 3) which are not necessarily indicative of the costs and expenses which would have resulted had the Business been operated as a separate company.

The Business is included within the consolidated federal and state tax returns of Corning. Corning does not allocate the consolidated tax provision to its businesses. The provision for income taxes presented in these financial statements is computed on a stand-alone basis and is based upon an effective rate which management believes is reasonable due to the nature of operations of the Business.

3.  ALLOCATIONS

Corporate costs and charges for Corning centralized functions have been allocated to the Business using methods deemed appropriate for the nature of the expenses involved. The methods utilized various allocation bases such as number of employees and related payroll costs, and direct effort expended. The costs allocated to the Business include amounts in respect of finance support, information systems, corporate services and human resources. The charge for these allocations was $1,000 and $1,200 for the nine months ended September 30, 1996 and the forty weeks ended October 8, 1995, respectively, and is included in research and development and selling, general and administrative expenses. Management believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred had the Business been a stand-alone company.

4.  SUBSEQUENT EVENT

Pursuant to the Agreement of Purchase and Sale between Corning and Solar-Mates, Inc. (Solar-Mates) dated as of October 29, 1996, Corning has agreed to sell, assign and transfer to Solar-Mates all inventories, fixed assets, prepaid assets, leases and contract rights of the Business.

                                  SOLAR-MATES, INC.

                           SPECIAL MEETING OF SHAREHOLDERS

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Stephen Nevitt and Milton Nevitt as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the Special Meeting of Shareholders of the Company, to be held at ____________________________, on ________________, 1997, and at any adjournments or postponements thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)          SEE REVERSE
                                                         SIDE

/X/  Please mark your
      votes as in this
      example

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

                                               For       Against        Abstain
1.  Approval of the  issuance of (a) Common    / /        / /            / /
    Stock upon conversion of Series A
    Preferred Stock and upon exercise of
    Series A Warrant and Series D Warrant,
    (b) Series B and Series C Preferred Stock, and (c) Series B Warrant and Series C
    Warrant.

2.  Approval of amendment to the Company's    / /        / /            / /
    Certificate of Incorporation.

3.  Approval of amendment to the Solar-Mates, / /        / /           / /
    Inc., 1995 Stock Option Plan.


                                                 MARK HERE   / /
                                                 FOR ADDRESS
                                                 CHANGE AND
                                                 NOTE AT LEFT

Signature__________________ Date______ Signature_________________Date__________

 NOTE Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.